Exhibit 8(a)(ii)

AMENDMENT TO

PARTICIPATION AGREEMENT

THIS AGREEMENT, effective as of May 1, 2005 (“Agreement”), as amended and restated, is hereby amended and restated as of May 1, 2014, by and among Lincoln Life & Annuity Company of New York, a New York life insurance company (“Insurer”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Contracts Distributor”), (together, Insurer and Contracts Distributor, the “Company”), AllianceBernstein L.P. (formerly Alliance Capital Management L.P.), a Delaware limited partnership (“Adviser”), the investment adviser of the Fund referred to below; and AllianceBernstein Investments, Inc., (formerly AllianceBernstein Investment Research and Management, Inc.), a Delaware corporation (“Distributor”), the Fund’s principal underwriter (collectively, the “Parties”),

WITNESSETH THAT:

WHEREAS, the Parties now desire to amend the Participation Agreement as follows:
To make shares of the Portfolios of the Funds made available by Distributor to serve as underlying investment media for variable annuity contracts and variable life insurance policies issued by Insurer listed in Schedule B (“Amendment to Schedule B”).

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereby amend the Participation Agreement as reflected herein and in the attached Amendment to Schedule B.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

Lincoln Life & Annuity Company Of New York

By:  /s/ Daniel R. Hayes

 Name: Daniel R. Hayes

 Title: Vice President

Lincoln Financial Distributors, Inc.

By: /s/ Thomas O’Neill

 Name: Thomas O’Neill

 Title: SVP, COO & Head of Financial Institutions Group

AllianceBernstein L.P.

By: /s/ Emilie D. Wrapp

Name:  Emilie D. Wrapp

Title:  Assistant Secretary

AllianceBernstein Investments, Inc.

By: /s/ Stephen J. Laffey
Name:  Stephen J. Laffey

Title:  Assistant Vice President

Amendment to
Schedule B
As of May 1, 2014

Insurer Contracts to which the Portfolios of the Fund are made available under this Agreement:

Group Variable Annuity (GVA) I, II, & III
ChoicePlus Variable Annuity
ChoicePlus Access Variable Annuity
ChoicePlus II Variable Annuity
ChoicePlus II Access Variable Annuity
ChoicePlus II Advance Variable Annuity
ChoicePlus II Bonus Variable Annuity
ChoicePlus Assurance (A Share/Class)
ChoicePlus Assurance (B Share)
ChoicePlus Assurance (B Class)
ChoicePlus Assurance (C Share)
ChoicePlus Assurance (Series)
ChoicePlus Assurance (L Share)
ChoicePlus Assurance (Bonus)
ChoicePlus AssuranceSM (Prime)
ChoicePlus Momentum Income Option
ChoicePlus Design
ChoicePlus Fusion
ChoicePlus Signature
Investor AdvantageSM
Investor AdvantageSM Fee-Based
Investor AdvantageSM RIA
VULONE Elite
VULONE 2005 Elite
Momentum VULONE Elite
Momentum VULONE2005 Elite
Momentum SVULone Elite
VULCV
VULCV II
VULCV II Elite
VULFlex
VULCV III Elite
VULCV IV Elite
VULDB
VULDB Elite
VULDB II Elite
VULDB IV Elite
SVUL Elite
SVUL II
SVUL II Elite
SVUL III Elite
SVULone Elite
SVUL IVElite
CVUL III Elite
VULone 2007 Elite
SVULone 2007 Elite
VULone 2010
Momentum VULone 2007 Elite
Momentum SVULone 2007 Elite
AssetEdge VUL Elite
Momentum AssetEdge VUL Elite
PreservationEdge SVUL Elite
Lincoln Corporate Variable 4
Lincoln Corporate Variable 5
DirectorTM
Lincoln Corporate Variable Private Solution Lincoln American Legacy Retirement Group Annuity
Lincoln Corporate Commitment VUL
Private Placement VUL